UNITED DEFENSE INDUSTRIES, INC.
                         EMPLOYEE EQUITY PURCHASE PLAN

                  The Board of Directors (the "Board") of United Defense Industries, Inc. (the "Company") hereby adopts the United Defense Industries, Inc. Employee Equity Purchase Plan (the "Plan") in order to further the growth, development and financial success of the Company by allowing key employees of the Company and its direct and indirect subsidiaries, including, without limitation, United Defense, L.P., to purchase common stock, par value $0.01, of the Company (the "Common Stock") and thereby better align the interests of such key employees with the Company and its stockholders.

                  1. The aggregate number of shares of Common Stock that may be awarded under the Plan shall not exceed Eight Hundred Thousand ($800,000).

                  2. The Board shall have full discretion to make awards under the Plan to such employees (either directly or indirectly through any trust or other deferred compensation arrangement as may be designated by any or all such employees and approved by the Board in its sole discretion) of the Company and its direct and indirect subsidiaries as the Board may designate (each a "Plan Participant") and shall specify the purchase price per share of Common Stock, which the Board shall establish in its sole discretion at the time such shares are purchased. The initial Plan Participants approved by the Board and the number of shares of Common Stock which such Plan Participants elect to purchase pursuant to the Plan shall be set forth on Exhibit A. The Board shall amend Exhibit A hereto from time to time to reflect any additional shares of Common Stock purchased hereunder.

                  3. The terms and conditions of this program are set forth herein and in the Stockholders Agreement (the "Stockholders Agreement") by and among the Company, Iron Horse Investors, L.L.C. and certain other stockholders of the Company who are signatories thereto. The Stockholders Agreement is incorporated by reference herein. An unexecuted copy of the Stockholders Agreement is attached hereto as Exhibit B. Each Plan Participant shall execute a copy of the Stockholders Agreement at or prior to the time such Plan Participant first purchases any Common Stock of the Company pursuant to an award made hereunder.

                  4. The Board shall administer the Plan and have full discretion to interpret the Plan and the Stockholders Agreement.

                  5. The Board in its sole discretion may amend or terminate the Plan at any time.

                  6. The Board's authorization of the sale of shares hereunder to a Plan Participant shall not constitute an offer to sell such shares, and the Board of Directors reserves the right in its sole discretion to revoke its authorization for any or all Plan Participants to purchase any Common Stock pursuant to the Plan at any time and for any reason prior to the issuance of such shares by the Company.



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                  7. The offering and sale of Common Stock to the Plan
Participants hereunder is intended to be exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) of the Securities Act if 1933, as amended, and/or Regulation D and/or Rule 701 promulgated thereunder by the Securities and Exchange Commission. The Company is not under any obligation to register any shares of Common Stock issued pursuant to this Plan on behalf of any of the Plan Participants or to assist any of the Plan Participants in complying with any exemption from registration.


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                                    Exhibit A
                          Authorized Plan Participants

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                 Name                            Price Per Share                  Number of Shares Purchased
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                                   Exhibit B





                         Form of Stockholders Agreement